UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2009
PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8019-01	04-3659419

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
1-800-622-4204

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
On March 6, 2009, at a meeting of the Audit Committee of PFGI Capital Corporation (“PFGI”), the committee approved the dismissal of Ernst & Young LLP as PFGI’s independent registered public accounting firm, effective upon the filing of PFGI’s Annual Report on Form 10-K for 2008. The committee also approved the appointment of PricewaterhouseCoopers LLP as PFGI’s independent registered public accounting firm for 2009. The change in accountant is solely a result of the acquisition of National City Corporation (“NCC”) by The PNC Financial Services Group, Inc. (“PNC”) on December 31, 2008. National City Bank, the sole holder of all of PFGI’s common stock and formerly the banking subsidiary of NCC, is now a subsidiary of PNC. PricewaterhouseCoopers LLP serves as the independent registered public accounting firm for PNC and its subsidiaries.
Ernst & Young LLP’s report on PFGI’s financial statements has not, for any period, contained an adverse opinion or a disclaimer of opinion and was not, for any period, qualified or modified as to uncertainty, audit scope or accounting principals, nor have their been any disagreements between Ernst & Young LLP and PFGI regarding any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: Exhibit 16 — Letter re change in certifying accountant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation
(Registrant)

Dated: March 6, 2009	By	/s/ Linda K. Erkkila
Linda K. Erkkila, Secretary

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